Exhibit (a)(4)

ATLAS CORP
23 BERKELEY SQUARE
LONDON, W1J 6HE
UNITED KINGDOM

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on February 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ATCO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on February 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you send the proxy card by mail, you should allow a sufficient number of days to ensure delivery prior to the meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93536-P85411 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

ATLAS CORP.

The Board of Directors recommends you vote FOR the following proposal:

		For	Against	Abstain
1.	To adopt and approve the Agreement and Plan of Merger, dated October 31, 2022 (the "Merger Agreement"), as it may be amended from time to time, by and among Atlas Corp. (the "Company"), Poseidon Acquisition Corp. ("Poseidon") and Poseidon Merger Sub, Inc. ("Merger Sub"), and the transactions contemplated by the Merger Agreement, including the merger of Merger Sub with and into the Company, with the Company surviving as a Marshall Islands corporation and a wholly owned subsidiary of Poseidon.	☐	☐	☐

The Board of Directors recommends you vote FOR the following:

2. Election of Directors

Nominees:	For	Withhold
2a. Bing Chen	☐	☐
2b. David Sokol	☐	☐
2c. Lawrence Simkins	☐	☐
2d. John C. Hsu	☐	☐
2e. Nicholas Pitts-Tucker	☐	☐
2f. Lawrence Chin	☐	☐
2g. Stephen Wallace	☐	☐
2h. Katie Wade	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
3.	Ratification of the appointment of KPMG LLP, Chartered Professional Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2022.	☐	☐	☐
4.	To approve the adjournment of the Annual Meeting from time to time at the discretion of the Special Committee (the "Special Committee") of the Board of Directors (the "Board") of the Company or the Board (acting solely in accordance with the recommendation of the Special Committee), if necessary or appropriate, including to solicit additional proxies if there are not sufficient votes to approve the proposal specified in Item 1 at the time of the Annual Meeting.	☐	☐	☐

NOTE: The persons named in this proxy or their substitutes are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. D93537-P85411 ATLAS CORP. Annual Meeting of Shareholders February 24, 2023 2:00 p.m. London Time This proxy is solicited by the Board of Directors The undersigned shareholder(s) hereby appoint(s) Andrew Derksen and Graham Talbot, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the common shares of ATLAS CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held on February 24, 2023 at 2:00 p.m. London Time by webcast at www.virtualshareholdermeeting.com/ATCO2023, and any adjournment or postponement thereof with all the powers the undersigned would have if in person. All previous proxies given with respect to the Annual Meeting are revoked. This proxy, when timely and properly submitted and validly executed, will be voted in the manner directed herein. If no such direction is made on a proposal, this proxy will be voted in accordance with the Board of Directors’ recommendations with respect to such proposal. However, if this proxy directs a vote against the approval of the proposal specified in Item 1, this proxy will be voted in favor of the adjournment of the Annual Meeting only if this proxy directs a vote in favor of such proposal. If any other matters properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in this proxy or their substitutes will vote in their discretion, including without limitation, to vote on the election of substitute nominees as such proxies may select in the event the nominee(s) named on the proxy card become(s) unable or unwilling to serve as a director. Continued and to be signed on reverse side